                                                                                Exhibit 11.1

                    DOSKOCIL COMPANIES INCORPORATED AND SUBSIDIARIES
                         CALCULATION OF EARNINGS PER SHARE <F1>
                       (In thousands, except per share figures)
                                                                                Pre-
                                             Post-Confirmation             Confirmation
                                   ______________________________________  ____________
                                   Fiscal Year  Fiscal Year  Three Months   Nine Months
                                      Ended         Ended        Ended          Ended
                                     Jan. 1,       Jan. 2,      Dec. 28,     Sept. 28,
                                       1994         1993          1991          1991
                                   ___________  ___________  ____________   ___________
Income (loss) before
 extraordinary item                 $  2,407     $(26,834)     $  3,943      $(48,424)
Extraordinary gain-
 forgiveness of debt                    -            -             -          113,794
Cumulative effect of change
 in accounting for post-
 retirement benefits other
 than pensions                       (34,426)        -             -             -
                                    ________     ________      ________      ________
Net income (loss)                   $(32,019)    $(26,834)     $  3,943      $ 65,370
                                    ========     ========      ========      ========
Primary earnings per share:
  Weighted average number of
   common shares outstanding           7,419        5,790         5,790         5,116
  Common stock equivalents:
    Dilutive options
     and warrants                       -            -             -             -
                                       _____        _____         _____         _____
  Weighted average number
   of common and common
   equivalent shares
   outstanding                         7,419        5,790         5,790         5,116
                                       =====        =====         =====         =====
    Income (loss) before
     extraordinary item               $ 0.32       $(4.63)        $0.68        $(9.46)
    Extraordinary gain-
     forgiveness of debt                 -            -             -           22.24
    Cumulative effect of change
     in accounting for post-
     retirement benefits other
     than pensions                     (4.64)         -             -            -
                                      ______       ______         _____        ______
    Net income (loss) per share       $(4.32)      $(4.63)        $0.68        $12.78
                                      ======       ======         =====        ======
Fully diluted earnings per share:
  Weighted average number of
   common shares outstanding           7,419        5,790         5,790         5,116
  Common stock equivalents:
    Dilutive options
     and warrants                        -            -             -            -
                                       _____        _____         _____         _____
  Weighted average number
   of common and common
   equivalent shares
   outstanding                         7,419        5,790         5,790         5,116
                                       =====        =====         =====         =====
    Income (loss) before
     extraordinary item               $ 0.32       $(4.63)        $0.68        $(9.46)
    Extraordinary gain-
     forgiveness of debt                 -            -             -           22.24
    Cumulative effect of change
     in accounting for post-
     retirement benefits other
     than pensions                     (4.64)         -             -             -
                                      ______       ______         _____        ______
    Net income (loss) per share       $(4.32)      $(4.63)        $0.68        $12.78
                                      ======       ======         =====        ======

<F1>  The per share amounts for the period ended September 28, 1991 do not provide meaningful comparisons due to the Company's
      Chapter 11 reorganization.
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